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                              THE GILLETTE COMPANY
                          EXECUTIVE LIFE INSURANCE PLAN

                                    ARTICLE 1

                            ESTABLISHMENT AND PURPOSE

     1.1. ESTABLISHMENT. This Plan was established January 1, 1988 and amended July 1, 1990. The Plan as set forth herein, unless otherwise stated, is effective and applicable only for participants terminating active employment or retiring on or after July 1, 1990.

     1.2. PURPOSE. The purpose of the Plan is to provide life insurance protection under a split-dollar arrangement as a benefit to certain executive employees of the Employer, in order to encourage such employees to continue their employment with the Employer, to reward such employees for their service with the Employer, and to induce desirable persons to enter into the Employer's employ in the future. The Plan amends the Prior Plan and the life insurance policies thereunder to replace the life insurance protection provided to a Participant under the Prior Plan with the life insurance protection provided under the Plan.

                                    ARTICLE 2

                                   DEFINITIONS

     Except as otherwise provided, the following terms have the definitions hereinafter indicated whenever used in this Plan with initial capital letters:

     2.1. BASE SALARY. "Base Salary" means a Participant's annualized base salary, exclusive of overtime, bonuses and other compensation, in effect at the time of the Participant's death or earlier Retirement.

     2.2. BENEFICIARY. "Beneficiary" means the person, persons, entity or entities designated to be the recipient of the Participant's share of the proceeds of a Policy in accordance with the terms of Section 5.4.

     2.3. COMMITTEE. "Committee" means the Executive Life Insurance Plan Committee, which shall be composed of the Senior Vice President-Administration and the Treasurer of the Company.

     2.4. COMPANY. "Company" means The Gillette Company, a Delaware corporation, and its successors and assigns.


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     2.5. (Section reserved for future use).

     2.6. ELIGIBLE EMPLOYEE. "Eligible Employee" means an Employee who is selected by the Committee to participate in the Plan.

     2.7. EMPLOYEE. "Employee" means any person who is or was before Retirement employed by the Employer on a regular, full-time salaried basis as an executive employee, including officers of the Employer.

     2.8. EMPLOYER. "Employer" means the Company and its subsidiaries.

     2.9. ENROLLMENT AGREEMENT. "Enrollment Agreement" means the written agreement entered into by the Company and an Eligible Employee pursuant to which such Eligible Employee becomes a Participant in the Plan as of the date specified in such agreement.

     2.10. INSURER. "Insurer" means the insurance company that provides life insurance coverage on a Participant under the Plan or the insurance company to whom application for such coverage has been made.

     2.11. PARTICIPANT. "Participant" means an Eligible Employee who is participating in the Plan pursuant to an Enrollment Agreement.

     2.12. PLAN. "Plan" means The Gillette Company Executive Life Insurance Plan as set forth herein together with any and all amendments and supplements hereto.

     2.13. POLICY. "Policy" means, with respect to each Employee, any policy of individual life insurance on the Employee's life which the Employer acquires or otherwise utilizes pursuant to Article 5 to provide benefits under the Plan.

     2.14. POLICY PROCEEDS. "Policy Proceeds" means the aggregate amount payable by the Insurer pursuant to the Policy to the Participant's Beneficiary and the Employer upon the death of the Participant.

     2.15. PRIOR PLAN. "Prior Plan" means The Gillette Company Executive Group Life Insurance Plan which provided life insurance coverage through a group life insurance contract issued by John Hancock Mutual Life Insurance Company.

     2.16. RETIREMENT. "Retirement" means termination of an Employee's employment with the Employer, for reasons other than death, on or after the date the Employee reaches the Employee's earliest retirement date under a retirement plan sponsored by the Employer.


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                                    ARTICLE 3

                           PLAN RIGHTS AND OBLIGATIONS

     The rights of Participants are set forth herein. Each Participant is bound by the terms of the Plan. As a condition of participation in this Plan, an Eligible Employee's participation in the Prior Plan and any other group life insurance arrangement sponsored by the Employer shall terminate as of the date specified in the Eligible Employee's Enrollment Agreement on which the Eligible Employee becomes a Participant in the Plan.

                                    ARTICLE 4

                               AMOUNT OF COVERAGE

     4.1. PRE-RETIREMENT COVERAGE. The amount of life insurance coverage to be provided to a Participant while the Participant continues to be employed by the Employer shall be equal to four times the Participant's Base Salary (coverage rounded up, if necessary, to the next $1,000), subject to a minimum of $600,000 and a maximum of $2,000,000.

     4.2. POST-RETIREMENT COVERAGE. The amount of life insurance coverage to be provided to a Participant after the Participant's Retirement shall be equal to the Participant's Base Salary (coverage rounded up, if necessary to the next $1,000), subject to a minimum of $150,000 and a maximum of $500,000.

     4.3. TERMINATION OF PARTICIPATION AND COVERAGE: REPAYMENT OF PREMIUMS. Termination of a Participant's participation hereunder will occur upon any of the following events: (1) termination of the Plan, (2) failure of the Participant (or, in the case of an assignment pursuant to Section 5.5, the Participant's assignee) to pay contributions required under Section 7.1 within the time prescribed by the Committee, or (3) termination of the Participant's employment with the Employer for reasons other than the Participant's death or Retirement. Thereafter, the Participant shall have no life insurance coverage under the Plan. Notwithstanding Sections 4.1 and 4.2, the amount of a Participant's life insurance coverage shall be limited if and to the extent necessary to comply with the provisions of Section 7.2, concerning repayment of premiums to the Company.


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                                    ARTICLE 5

                           POLICY OWNERSHIP AND RIGHTS

     5.1. INTRODUCTION. The provisions of this Article establish certain rights and obligations of the Employer and each Participant with respect to the Policy or Policies used to provide benefits under the Plan. The terms of this Article shall apply separately to each Participant.

     5.2. ACQUISITION OF POLICY. The Employer shall apply for a Policy or Policies or utilize an existing Policy or Policies to provide the Participant's benefits under the Plan. The Employer and the Participant shall take all reasonable actions (1) to cause the Insurer to issue the Policy, and (2) to cause the Policy to conform to the provisions of this Plan. The Policy shall be subject to the terms and conditions of this Plan.

     5.3. POLICY OWNERSHIP. The Employer shall be the sole and absolute owner of each Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.

     5.4. BENEFICIARY DESIGNATION. The Participant shall select the Beneficiary to receive the death benefit to which the Participant is entitled under Section
6.2 of the Plan, by specifying the same on a designation of beneficiary form prescribed by the Committee. Upon receipt of such form, the Employer shall execute and deliver to the Insurer the forms necessary to designate the persons or entities selected by the Participant as the beneficiaries to receive the death benefit to which the Participant is entitled under Section 6.2 of the Plan. The Employer shall also be a named beneficiary in the Policy for any remaining Policy Proceeds referred to in Section 6.2 of the Plan.

     The Employer shall take all reasonable steps to cause the beneficiary designation provisions of the Policy to conform to the provisions hereof. The Employer shall not terminate, alter or amend the Participant's designation without the express written consent of the Participant. The Employer shall not be responsible for any loss or delay in transmitting the designation of beneficiary information to the Insurer.


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     A Participant who has designated a beneficiary under the Prior Plan shall be deemed to have selected such beneficiary as the Participant's Beneficiary under this Plan. A Participant may change his or her Beneficiary from time to time by execution of a designation of beneficiary form as provided above.

     If the Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to distribution of the Participant's death benefit, then such death benefit shall be paid to the Participant's estate (or, in the case of an assignment pursuant to Section 5.5, to the Participant's assignee).

     5.5. ASSIGNMENT. An Employee shall have the right at any time to absolutely and irrevocably assign all of the Employee's right, title and interest in and to this Plan and any Policy which has been or may be acquired hereunder to an assignee. This right shall be exercisable by the execution and delivery to the Employer of a written assignment, on a form prescribed the Committee. Upon receipt of such written assignment executed by the Employee and duly accepted by the assignee thereof, the Employer shall consent thereto in writing, and shall thereafter treat the Employee's assignee as the sole owner of all of the right, title and interest in and to this Plan and in and to any Policy which has been or may be acquired hereunder. Thereafter, the Employee shall have no right, title or interest in and to this Plan or any Policy which has been or may be acquired hereunder, all such rights being vested in and exercisable only by such assignee, and any designation of Beneficiary made by the Employee prior to such assignment shall be null and void. If an Employee has made an assignment under the Prior Plan, such assignment shall be effective for purposes of this Plan.

                                    ARTICLE 6

                                 DEATH BENEFITS

     6.1. PROMPT COLLECTION. Upon the death of a Participant, the Employer with the cooperation of the Beneficiary, shall promptly take all action necessary to initiate payment by the Insurer of the Policy Proceeds.

     6.2. DIVISION OF POLICY PROCEEDS. A death benefit equal to the amount of life insurance coverage to which the Participant is entitled under Article 4 of this Plan, if any, shall be paid directly from the Insurer to the Participant's designated Beneficiary, and any remaining Policy Proceeds shall be paid to the Employer, provided that in no event shall the portion of the Policy Proceeds paid to the Employer be less than the amount to which the Employer is entitled pursuant to Section 7.2.


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     6.3. INTEREST ON POLICY PROCEEDS. Any interest payable by the Insurer with respect to a Beneficiary's share of the Policy Proceeds shall be paid to the Beneficiary and any interest payable by the Insurer with respect to the Employer's share of the Policy Proceeds shall be paid to the Employer.

                                    ARTICLE 7

                                 POLICY PREMIUMS

     7.1. PAYMENT OF PREMIUMS AND PARTICIPANT CONTRIBUTIONS. The Employer shall pay the premiums on each Policy to the Insurer on or before the due date or within the grace period provided therein. Each Participant shall be required to make contributions to the Plan in accordance with and to the extent required by the schedule attached hereto as Appendix I, which schedule may be changed from time to time by the Committee. The Employer shall collect any such contributions from the Participant through payroll deductions or, if unable to do so, directly from the Participant.

     7.2. REPAYMENT TO COMPANY. The Employer shall be repaid from the Policy Proceeds or cash surrender value of each Policy the amount of the premiums on the Policy which the Employer paid hereunder (not including any contributions by a Participant), reduced by the outstanding balance of any indebtedness which was incurred by the Employer and secured by the Policy, including any interest due on such indebtedness. Any such indebtedness shall be satisfied out of the Policy Proceeds or cash surrender value of the Policy. In no event shall the amount repaid to the Employer exceed the amount of the Policy Proceeds or cash surrender value of the Policy remaining after satisfaction of any such indebtedness.

                                    ARTICLE 8

                               PLAN ADMINISTRATION

     8.1. NAMED FIDUCIARY; ADMINISTRATION. The Committee is hereby designated as the named fiduciary under this Plan. The named fiduciary shall have authority to control and manage the operation and administration of this Plan, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Plan. The Committee shall also have the power to establish, adopt, or revise such rules, regulations, procedures and forms as it may deem advisable for the administration of the Plan. The interpretation and construction of the Plan by the Committee and


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any action taken thereunder, shall be binding and conclusive upon all parties in interest. No member of the Committee shall, in any event, be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of the Plan, so long as such action or omission to act is made in good faith. (Members of the Committee shall be eligible to participate in the Plan while serving as members of the Committee, but a member of the Committee shall not vote or act upon any matter that relates solely to such member's interest in the Plan as a Participant.)

     8.2. DETERMINATION OF BENEFITS. The Committee shall make all determinations concerning eligibility to participate, rights to benefits, the amount of benefits, and any other question under this Plan. Any decision by the Committee denying a claim by a Participant or Beneficiary for benefits under this Plan shall be stated in writing and delivered or mailed to the Participant or Beneficiary. Such decision shall set forth the specific reasons for the denial written in a manner calculated to be understood by the Participant or Beneficiary. In addition, the Committee shall afford a reasonable opportunity to the Participant or Beneficiary for a full and fair review of the decision denying such claim.

                                    ARTICLE 9

                                  MISCELLANEOUS

     9.1. NO CONTRACT OF EMPLOYMENT. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon an Employee the right to continue in the employ of the Company in any capacity.

     9.2. AMENDMENT AND TERMINATION OF PLAN. The Company, through action of the Personnel Committee of its Board of Directors, may, in its sole discretion, amend or terminate the Plan in whole or in part at any time. In addition, without limiting the foregoing, the Committee shall have the power to amend the Plan on behalf of the Company where such amendment would not result in a material increase in the cost of the Plan for the Company. The Plan will also terminate, without notice, upon the total cessation of the business of the Company or upon the bankruptcy, receivership or dissolution of the Company.

     9.3. CONFLICTING PROVISIONS. In the event of a conflict between the provisions of this Plan and the provisions of any collateral assignment, beneficiary designation or other document related to a Policy, the provisions of the Plan shall prevail.


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     9.4. NOTICE. Any notice, consent, or demand required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent, or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Company. If notice, consent or demand is sent to the Company, it shall be sent to Senior Vice President of Administration, Prudential Tower Building, 39th Floor, Boston, MA 02199. The date of such mailings shall be deemed the date of notice, consent, or demand. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

     9.5. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     9.6. GENDER, SINGULAR AND PLURAL. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

     9.7. CAPTIONS. The captions of the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     9.8. VALIDITY. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

     9.9. BINDING EFFECT. This Plan shall be binding upon, and inure to the benefit of the Employer and its successors and assigns, and the Participants and their successors, assigns, heirs, executors, administrators and beneficiaries.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed on behalf of the Company by its officer thereunto duly authorized, effective as of the date and year first above written.

                                          THE GILLETTE COMPANY

                                          By: /s/ Lloyd B. Swain

                                          Title: Vice President and Treasurer
                                          Date: March 13, 1992


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                              THE GILLETTE COMPANY
                          EXECUTIVE LIFE INSURANCE PLAN

                                   APPENDIX I

                        PARTICIPANT CONTRIBUTION SCHEDULE

    A Participant who receives pre-retirement coverage must make contributions with respect to the portion of such coverage equal to two times Base Salary up to $250,000, in accordance with the following table:


                                            MONTHLY CONTRIBUTION RATE
                   AGE OF PARTICIPANT        PER $1,000 OF COVERAGE
                ------------------------    -------------------------
                Under 30                             $.06
                Age 30, but less than 35              .07
                Age 35, but less than 40              .08
                Age 40, but less than 45              .10
                Age 45, but less than 50              .19
                Age 50, but less than 55              .32
                Age 55, but less than 60              .42
                Age 60, but less than 65              .50
                Age 65 to 70                          .56

     Changes in the monthly contribution rate to reflect changes in a Participant's age will become effective on the first day of the month following the Participant's birthday.

                       AMENDMENTS TO THE GILLETTE COMPANY
                          EXECUTIVE LIFE INSURANCE PLAN
                       ----------------------------------

The Gillette Company Executive Life Insurance Plan, as amended and restated effective as of July 1, 1990, is hereby amended in accordance with Section 9.2 thereof, effective as of January 1, 1996, in the following respects:

1.   The final sentence of Section 4.3 is deleted in its entirety.

2.   Section 6.2 is amended to read as follows:

          "6.2. DIVISION OF POLICY PROCEEDS. A death benefit equal to the amount of life insurance coverage to which the Participant is entitled under
     Article 4 of this Plan, if any, shall be paid directly from the Insurer to the Participant's designated Beneficiary, and any remaining Policy Proceeds shall be paid to the Employer."

3. Article 6 is amended by adding at the end thereof the following new Section 6.4:

          "6.4. ADDITIONAL PAYMENT IF INSUFFICIENT POLICY PROCEEDS. In the event that, at the time of a Participant's death, the aggregate Policy Proceeds on Policies covering the Participant, reduced by the outstanding balance of any indebtedness incurred by the Employer and secured by the Policies (including any interest due on such indebtedness), is less than the amount of life insurance coverage to which the participant is entitled under
     Article 4, the Employer shall pay directly to the designated Beneficiary an additional amount equal, on an after-tax basis, to the excess of such life insurance coverage over the available Policy Proceeds."

4.   Section 7.2 is amended to read as follows:

          "7.2. RECOVERY BY EMPLOYER. The Employer shall receive from the Policy Proceeds of each Policy the amount thereof reduced by (i) the amount of life insurance coverage paid from such Policy to the designated Beneficiary pursuant to Section 6.2, and (ii) the outstanding balance of any indebtedness incurred by the Employer and secured by the Policy (including any interest due on such indebtedness). In the event that, prior to the death of the Participant covered by a Policy, the Employer surrenders the Policy to the Insurer, the Employer shall receive the entire cash surrender value of the Policy reduced by (i) the outstanding balance of any indebtedness incurred by the Employer and secured by the Policy (including any interest due on such indebtedness), and (ii) the amount, if any, transferred into another Policy."

This Amendment has been executed this 18th day of March, 1996, on behalf of The Gillette Company Executive Life Insurance Plan Committee by its duly authorized member, effective as of the date and year first above written.

                                            THE GILLETTE COMPANY EXECUTIVE
                                            LIFE INSURANCE PLAN COMMITTEE


                                            By: /s/ Lloyd B. Swain
                                                --------------------

                       AMENDMENTS TO THE GILLETTE COMPANY
                          EXECUTIVE LIFE INSURANCE PLAN
                       ----------------------------------

The Gillette Company Executive Life Insurance Plan, as amended and restated effective as of July 1, 1990, is hereby amended in accordance with Section 9.2 thereof, effective as of January 1, 1997, in the following respects:

1.   Section 2.7 is amended to read as follows:

          "2.7. EMPLOYEE. 'Employee' means any person who is or was before Retirement employed by the Employer as an executive employee and satisfied the job grade, officer status, employment status and/or other eligibility criteria, as set forth in Appendix II."

2.   The following schedule shall be attached to the Plan as Appendix II:

                                   "APPENDIX II

                   "ELIGIBILITY REQUIREMENTS FOR PARTICIPATION

          "GRADE LEVEL/OFFICER STATUS: Grade 25 or above, or holding any of the following By-Law officer positions in The Gillette Company: Chairman of the Board, Chief Executive Officer, President, Vice Chairman of the Board, Executive Vice President, Senior Vice President, Vice President, Internal Auditor, Patent and Trademark Counsel, or Secretary.

          "EMPLOYMENT STATUS: Full-time employee who is generally treated by The Gillette Company as a United States employee for employment and benefit purposes."

3. The foregoing amendments shall not adversely affect the participation, or eligibility for continued participation, of any employee who was a Participant in this Plan as of December 31, 1996.

This Amendment has been executed this 24th day of September, 1997, on behalf of The Gillette Company Executive Life Insurance Plan Committee by its duly authorized member, effective as of the date and year first above written.

                                                 THE GILLETTE COMPANY EXECUTIVE
                                                 LIFE INSURANCE PLAN COMMITTEE


                                                 By: /s/ Robert E. DiCenso
                                                    ------------------------